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Exhibit 10.36

                AMENDMENT NO. 3, dated as of October 21, 2002 (this "Amendment"), to the FIVE YEAR CREDIT AGREEMENT dated as of March 30, 2000 (as amended, the "Credit Agreement") among EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company"); the SWISS BORROWERS (as defined in the Credit Agreement); the JAPANESE BORROWERS (as defined in the Credit Agreement); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK, as Administrative Agent; J. P. MORGAN EUROPE LIMITED, as London Agent; MIZUHO CORPORATE BANK, LTD., as the Tokyo Agent; BANK ONE, N.A., as Syndication Agent; and CREDIT SUISSE FIRST BOSTON, as Documentation Agent.

        A.    Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrowers.

        B.    The Borrowers have requested that the Lenders agree to amend the Credit Agreement as provided herein. The Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

        C.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

        Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Amendment to Credit Agreement.    Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of "Specified Charges", as set forth below:

            "Specified Charges' means the sum of (i) costs related to the Spin-Off and related restructuring charges not to exceed $100,000,000 (and the cash amount of which does not exceed $50,000,000), to the extent such costs and/or charges shall have been accrued prior to December 31, 2000, (ii) restructuring charges and costs not to exceed $340,000,000 (and the cash amount of which does not exceed $20,000,000) to the extent such costs and/or charges shall have been accrued prior to December 31, 2001, (iii) transaction costs not to exceed $3,300,000 related to the Company's acquisition of its cardiovascular business in Japan (previously operated as a joint venture with Baxter International Inc.), to the extent such costs shall have been accrued prior to December 31, 2002, and (iv) non-cash charges not to exceed $73,600,000 related to the Company's write-down of its equity investment in World Heart Corporation, to the extent such charges shall have been accrued prior to December 31, 2002.

        SECTION 2.    Representations and Warranties.    To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to the Administrative Agent and each of the Lenders that, after giving effect to this Amendment, (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

        SECTION 3.    Effectiveness.    This Amendment shall become effective as of September 30, 2002 (the "Amendment Effective Date") as it pertains to each provision of the Credit Agreement upon the satisfaction of the following conditions:

          (i)    the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company and the Lenders required to amend such provision; and

          (ii)  the Company shall have paid an amendment fee to each Lender that has delivered an executed counterpart of this Amendment to the Administrative Agent by the date hereof, equal to .025% of the aggregate amount of such Lender's Revolving Credit Exposures and unutilized Commitments (such payment to be made by wire transfer of immediately available funds to the Administrative Agent for the respective accounts of such Lenders).

        SECTION 4.    Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders, the Administrative Agent, the Syndication Agent or the Documentation Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

        SECTION 5.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        SECTION 6.    Applicable Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 7.    Headings.    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        SECTION 8.    Expenses.    The Company agrees to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

EDWARDS LIFESCIENCES CORPORATION,
by	Name: Title:
EDWARDS LIFESCIENCES JAPAN HOLDINGS, INC.,
by	Name: Title:
EDWARDS LIFESCIENCES WORLD TRADE CORPORATION,
by	Name: Title:
EDWARDS LIFESCIENCES FINANCE LIMITED,
by	Name: Title:
EDWARDS LIFESCIENCES (JAPAN) LIMITED,
by	Name: Title:
EDWARDS LIFESCIENCES AG,
by	Name: Title:
by	Name: Title:
JPMORGAN CHASE BANK, individually and as Administrative Agent,
by	Name: Title:

SIGNATURE PAGE to
AMENDMENT NO. 3
dated as of October 21, 2002
to EDWARDS LIFESCIENCES CORPORATION
FIVE YEAR CREDIT AGREEMENT

To approve Amendment No. 3

Name of Institution:
by:	Name: Title:

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  Exhibit 10.36